EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Shift4 Payments, Inc. of our report dated March 6, 2020, except with respect to the events and conditions from COVID-19 discussed in Note 2, as to which the date is May 15, 2020, relating to the financial statements of Shift4 Payments, LLC, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 3, 2020